VOLTA ANNOUNCES COLLABORATION EXPANSION WITH WALGREENS

Volta to target installing 1,000 DC fast charging stalls at over 500 Walgreens throughout the U.S.

SAN FRANCISCO, February 14, 2022 – Volta Inc. (NYSE: VLTA), the industry leader in commerce and people-centric electric vehicle ("EV") charging, today announced the expansion of its collaboration with Walgreens to target installing 1,000 DC (direct current) fast charging stalls at over 500 Walgreens throughout the U.S.

Volta provides seamless, universal, and reliable EV charging – centered on consumer behavior – located where people live, shop, work, and play. With unique charging stations that connect clean miles to commerce, Volta's intelligent network is among the most utilized in the U.S. Volta began working with Walgreens in 2019 and currently has stations across 49 of its stores.

"As we expand our DC Fast charging presence across the country, Walgreens is an ideal match for faster forms of Volta charging given the average time a Walgreens shopper typically spends in-store," said Scott Mercer, Founder and CEO of Volta. "Volta's intelligent charging network is built around understanding and anticipating consumer behavior. The next phase of our work with Walgreens will provide people with a quick, convenient, and meaningful charge that is tailored to their shopping experience while bringing us another step closer to a clean energy future."

With high-impact, large-format digital screens, Volta stations also double as an innovative, digital out-of-home advertising opportunity, allowing brands to reach shoppers seconds before they enter a store to make a purchase – simultaneously driving measurable business results and environmental impact. This unique functionality will be leveraged by Walgreens Advertising Group.

"Walgreens is committed to providing customers with new and different digital experiences alongside convenient solutions that help them lead healthier lives," said Luke Kigel, vice president of Walgreens integrated media and leader of Walgreens Advertising Group. "Volta's electric chargers allow Walgreens to seamlessly bring customers unique advertising and convenience experiences with eye-catching screens and quick, convenient charging to match their behavior, all while helping to build healthier communities through reducing vehicle emissions."

This agreement furthers Volta’s DC Fast charging expansion strategy and Walgreens’ support of initiatives that lower emissions and make the planet healthier for communities everywhere.

About Volta
Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Media Contacts:
Media / Press:
Jette Speights
jette@voltacharging.com

Investor / Analyst:
Katherine Bailon
katherine@voltacharging.com